UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 13, 2024

Inspirato Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-39791	85-2426959
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1544 Wazee Street Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

(303) 586-7771

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	ISPO	The Nasdaq Stock Market LLC
Warrants to purchase Class A common stock	ISPOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities

As previously disclosed, Inspirato Incorporated (the “Company”) entered into an investment agreement on August 12, 2024 (the “Investment Agreement”) with One Planet Group, LLC a Delaware limited liability company (“One Planet Group”), relating to the issuance and sale to One Planet Group of (i) an initial tranche of 1,335,271 shares of Class A common stock, par value $0.0001 per share, of the Company (the “Class A Common Stock”) for an aggregate purchase price of $4,579,980 and (ii) a second tranche of 1,580,180 shares of Class A Common Stock for an aggregate purchase price of $5,420,020, and an accompanying warrant to purchase up to 2,915,451 shares of Class A Common Stock for $3.43 per share. In addition, pursuant to the Investment Agreement, One Planet Group was granted an option to acquire an additional number of shares of Class A Common Stock with an aggregate purchase price of up to $2,500,000, where the purchase price for each share will be the same as the per share purchase price in the initial tranche. The closing of the initial tranche occurred on August 13, 2024. The closing of the second tranche was subject to obtaining stockholder approval of the Nasdaq Proposal (as defined below) and was satisfied at a special meeting of the stockholders (the “Special Meeting”) held on September 13, 2024. Accordingly, the second tranche closing occurred on September 13, 2024. The shares of Class A Common Stock and the warrant issued in the second tranche closing have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 5.07	Submission of Maters to a Vote of Security Holders.

As described above, on September 13, 2024 the Company held the Special Meeting to consider certain proposals related to the Investment Agreement.

As of August 16, 2024, the record date for the Special Meeting, there were 8,011,633 shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) outstanding, each of which was entitled to one vote for each proposal at the Special Meeting. At the Special Meeting, a total of 4,340,316 shares of Common Stock, representing approximately 54.17% of the outstanding shares entitled to vote, were present in person or by proxy, constituting a quorum to conduct business.

The final voting results for the proposal voted upon at the Special Meeting are described below. For more information on the proposal, see the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on August 26, 2024.

1.	To consider and vote upon to approve, for purposes of Listing Rule 5635 of the Nasdaq Capital Market LLC, the issuance by the Company of up to 5,953,357 shares of Class A Common Stock to One Planet Group pursuant to the terms of the Investment Agreement (the “Nasdaq Proposal”):

For	Against	Abstain	Broker Non-votes
3,875,800	461,541	2,975	0

Because there were sufficient votes to approve the Nasdaq Proposal, no proposal to adjourn the Special Meeting was made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSPIRATO INCORPORATED
Dated: September 16, 2024
	By:	/s/ Payam Zamani
Name: Payam Zamani
Title: Chief Executive Officer & Chairman of the Board